
<ARTICLE> UT
                                                         EXHIBIT 27.01
<LEGEND>
This schedule contains summary financial information extracted from the
Statements of Income, Balance Sheets, Statements of Capitalization, Statements
of Changes in Common Stockholders' Equity and Statements of Cash Flows and is
qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>  1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-31-1998
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                    4,342,916
<OTHER-PROPERTY-AND-INVEST>                  1,494,893
<TOTAL-CURRENT-ASSETS>                         777,346
<TOTAL-DEFERRED-CHARGES>                       324,396
<OTHER-ASSETS>                                 251,450
<TOTAL-ASSETS>                               7,191,001
<COMMON>                                       187,287
<CAPITAL-SURPLUS-PAID-IN>                      909,426
<RETAINED-EARNINGS>                          1,367,003
<TOTAL-COMMON-STOCKHOLDERS-EQ>               2,388,904<F1>
<PREFERRED-MANDATORY>                          200,000
<PREFERRED>                                    105,340
<LONG-TERM-DEBT-NET>                         2,122,676
<SHORT-TERM-NOTES>                             125,381
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                       0
<LONG-TERM-DEBT-CURRENT-PORT>                  163,645
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                          0
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>               2,010,243<F1>
<TOT-CAPITALIZATION-AND-LIAB>                7,191,001
<GROSS-OPERATING-REVENUE>                      701,402
<INCOME-TAX-EXPENSE>                            16,532<F2>
<OTHER-OPERATING-EXPENSES>                     591,794
<TOTAL-OPERATING-EXPENSES>                     622,352
<OPERATING-INCOME-LOSS>                         79,050
<OTHER-INCOME-NET>                               2,892<F3>
<INCOME-BEFORE-INTEREST-EXPEN>                  99,906
<TOTAL-INTEREST-EXPENSE>                        38,851
<NET-INCOME>                                    57,117
<PREFERRED-STOCK-DIVIDENDS>                      2,367
<EARNINGS-AVAILABLE-FOR-COMM>                   54,750
<COMMON-STOCK-DIVIDENDS>                        52,622
<TOTAL-INTEREST-ON-BONDS>                       35,076
<CASH-FLOW-OPERATIONS>                         220,685
<EPS-PRIMARY>                                     0.73
<EPS-DILUTED>                                     0.73

<F1>($74,812) thousand of Common Stockholders' Equity is classified as Other
Items-Capitalization and Liabilities. This represents the net of leveraged common stock held by the Employee Stock Ownership Plan and the currency translation adjustments.
<F2>($14,026) thousand of nonregulated and nonoperating income tax benefit is classified as Income Tax Expense. The financial statement presentation includes them as a component of Other Income (Expense).
<F3>Includes Income from Nonregulated Businesses - Before Interest and Taxes,
Allowance for Funds Used During Construction-Equity, Other Utility Income (Deductions)-Net and Distributions on redeemable preferred securities of subsidiary trust.

